Exhibit 99.1

United States Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended August 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(13,060,398)
Unrealized Gain (Loss) on Market Value of Futures	10,077,007
Dividend Income	11,043
Interest Income	153,685
ETF Transaction Fees	15,000
Total Income (Loss)	$(2,803,663)

Expenses
General Partner Management Fees	$264,642
Professional Fees	15,000
Brokerage Commissions	148,176
Non-interested Directors' Fees and Expenses	3,135
Prepaid Insurance Expense	2,240
NYMEX License Fee	6,616
SEC & FINRA Registration Expense	34,286
Total Expenses	$474,095
Net Income (Loss)	$(3,277,758)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/16	$550,251,742
Additions (10,100,000 Shares)	81,430,728
Withdrawals (6,500,000 Shares)	(54,001,450)
Net Income (Loss)	(3,277,758)

Net Asset Value End of Month	$574,403,262
Net Asset Value Per Share (67,666,476 Shares)	$8.49

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612